UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2009

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, United America Indemnity, Ltd. (the "Registrant") is distributing at no charge to the holders of its Class A Common Shares non-transferable rights ("Class A Rights") to subscribe for up to an aggregate of 17,136,833 new Class A Common Shares and to the holders of its Class B Common Shares non-transferable rights ("Class B Rights") to subscribe for up to an aggregate of 11,435,244 new Class B Common Shares. The Registrant will distribute one non-transferable Class A Right for each Class A Common Share and one nontransferable Class B Right for each Class B Common Share, in each case, owned at 5:00 p.m., New York City time, on March 16, 2009, the record date for the rights offering. Each Class A Right entitles a rights holder to subscribe for 0.9013 of a new Class A Common Share at the subscription price of $3.50 per Class A Common Share. Each Class B right entitles a rights holder to subscribe for 0.9013 of a new Class B Common Share at the subscription price of $3.50 per Class B Common Share.

The rights will expire at 5:00 p.m., New York City time, on April 6, 2009, the expiration date of the rights offering, unless extended by the Registrant in its sole discretion. Rights that are not exercised by the expiration date of the rights offering will expire and will have no value.

In connection with the rights offering, the Registrant has entered into an agreement, dated of March 16, 2009 (the "Backstop Agreement"), with Fox Paine & Company, LLC ("Fox Paine") and an investment entity (the "Backstop Purchaser") controlled by Fox Paine. Fox Paine is the beneficial owner of approximately 8.5% of the Registrant’s Class A Common Shares and all of the Registrant’s Class B Common Shares, together representing approximately 45.1% of the Registrant’s combined outstanding common shares and approximately 88.1% of the Registrant’s total voting power. The Backstop Purchaser is a private investment entity through which Fox Paine Capital Fund II International and related co-investment funds (collectively, "Fund II International") will hold their investment. Pursuant to the Backstop Agreement, the Backstop Purchaser has agreed, subject to certain conditions, to purchase all of the Class A Common Shares and Class B Common Shares offered in the rights offering and not subscribed for pursuant to this rights offering.

The Backstop Purchaser’s obligations are subject to the limitation, conditions and termination provisions set forth in the Backstop Agreement, a copy of which is attached hereto as Exhibit 10.1. The Registrant has agreed to provide the Backstop Purchaser with certain "piggyback" registration rights with respect to the Class A Common Shares purchased in the rights offering, including Class A Common Shares received upon conversion of Class B Common Shares. The Registrant has also agreed to indemnify the Backstop Purchaser and certain of its affiliates against certain liabilities, including liabilities under U.S. federal securities laws.

The Registrant has agreed to pay Fox Paine an arrangement fee of $2,000,000 and a backstop fee equal to 5% of the aggregate gross proceeds to be raised in the rights offering. Payment of these fees is subject to the successful completion of the rights offering and approval by the Registrant’s shareholders at the Registrant’s next general meeting of shareholders The Registrant has also agreed to reimburse the Backstop Purchaser for its fees and expenses in connection with providing the commitment under the Backstop Agreement.

The foregoing description of the Backstop Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Subscription and Backstop Agreement dated March 16, 2009, among United America Indemnity, Ltd., U.N. Holdings (Cayman) II, Ltd., and Fox Paine & Company, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

March 17, 2009	By:	/s/ Charles F. Barr

Name: Charles F. Barr
Title: SVP, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Subscription and Backstop Agreement dated March 16, 2009, among United America Indemnity, Ltd., U.N. Holdings (Cayman) II, Ltd., and Fox Paine & Company, LLC.